Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, JULY 31, 2014

LIBBEY INC. ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

Second quarter sales increased 6.5 percent, compared to the second quarter of 2013, and were the third highest quarterly sales in Company history; Company expects similar top-line growth for the balance of 2014

TOLEDO, OHIO, JULY 31, 2014--Libbey Inc. (NYSE MKT: LBY) today reported results for the second quarter-ended June 30, 2014.

Second Quarter Financial Highlights

•	Sales for the second quarter were $223.5 million, compared to $209.9 million for the second quarter of 2013, an increase of 6.5 percent (6.3 percent excluding currency fluctuation).

•	Income from operations for the second quarter was $29.5 million, compared to $27.9 million for the second quarter of 2013.

•	Adjusted gross profit (see Table 1) for the second quarter was an all-time record $60.8 million, compared to $58.6 million in the second quarter of 2013.

•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (see Table 3) for the quarter was $41.0 million, compared to $42.0 million in the prior-year quarter.

•	Refinancing expected to generate over $10 million in annual interest expense savings, based on current interest rates.

"Sales growth was strong throughout the Company, as revenue increased in every region except Asia Pacific. Revenues were particularly strong in the Americas where we achieved 8.9 percent revenue growth, as we were able to defend and grow our market share in a hyper-competitive market. While our adjusted EBITDA margins were impacted by higher input costs, currency and market actions, we are pleased with our overall Company growth of

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6.5 percent during the quarter. We look forward to continuing our strong sales performance in the remainder of the year, as we leverage the investments we have made in new products, sales and marketing capabilities. We continue to make progress in realizing the benefits of our North American capacity realignment, but have determined that over the balance of the year we will not be able to recover from the impact of weather, currency and higher input costs that we experienced in the first quarter of 2014. For each of the remaining two quarters, we expect to deliver sales growth similar to the second quarter and adjusted EBITDA margins similar to the full-year margins we delivered in 2013," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

Second Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $154.5 million, compared to $141.8 million in the second quarter of 2013, an increase of 8.9 percent (9.9 percent excluding currency impact). This was comprised of 0.4 percent higher sales in our foodservice channel, an increase of 6.7 percent in retail and a 24.4 percent increase in the business-to-business channel.

•	Sales in the EMEA segment increased 3.6 percent (a decrease of 1.1 percent excluding currency impact) to $39.3 million, compared to $38.0 million in the second quarter of 2013.

•
Sales in U.S. Sourcing were $21.4 million in the second quarter of 2014, compared to $21.2 million in the prior-year quarter, as sales of World Tableware and Syracuse China flatware and dinnerware increased 0.9 percent.

•	Sales in Other were $8.4 million, compared to $8.9 million in the prior-year quarter, resulting from a 6.2 percent decrease in sales (6.8 percent excluding currency impact) in the Asia Pacific region.

•	Income from operations was $29.5 million in the second quarter of 2014, compared to $27.9 million for the second quarter of 2013.

•
Adjusted EBITDA of $41.0 million (see Table 3) was $1.0 million less than the $42.0 million reported in the prior-year quarter. The primary factors contributing to the change in adjusted EBITDA from the prior-year quarter include higher input costs for natural gas, packaging and electricity of $1.8 million, nearly $1.5 million in currency impacts, primarily in Mexico, as well as increased selling and marketing expenses and higher freight costs partially offset by higher capacity utilization and the realization of savings of approximately $1.2 million from the recently completed North American capacity realignment.

•
Interest expense was $5.5 million, a decrease of $2.6 million compared to $8.1 million in the year-ago period, primarily driven by lower interest rates, as a result of the refinancing completed during the quarter.

•
Our effective tax rate was (10.3) percent for the quarter-ended June 30, 2014, compared to 28.2 percent for the quarter-ended June 30, 2013. The (10.3) percent effective rate was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, intra-period tax allocation and other activity in jurisdictions with recorded valuation allowances.

Six-Month Financial Highlights

•	Sales for the first six months of 2014 were $405.1 million, compared to $393.4 million for the first half of 2013, an increase of 3.0 percent (or 2.8 percent excluding currency fluctuation).

•	Income from operations for the first six months of 2014 was $33.0 million, compared to $39.4 million during the first half of 2013.

•	Adjusted EBITDA (see Table 3) was $61.1 million for the first six months of 2014, compared to $68.2 million for the first half of 2013.

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Sixth-Month Segment Sales and Operational Review

•
Sales in the Americas segment were $276.4 million, compared to $265.4 million in the first six months of 2013, an increase of 4.2 percent (5.1 percent excluding currency fluctuation) driven by significantly higher unit volume. Sales performance was led by a 10.6 percent increase in sales within our Latin American region (13.7 percent excluding currency impact) and included a 1.2 percent increase within our U.S. and Canada region.

•	Sales in the EMEA segment increased 2.1 percent (a decrease of 2.1 percent excluding currency impact) to $73.7 million, compared to $72.2 million in the first half of 2013.

•	Sales in the U.S. Sourcing segment increased 1.2 percent to $39.1 million, compared to $38.7 million in the first half of 2013.

•
Sales in Other were $15.9 million, compared to $17.1 million in the prior-year period. This decrease was the result of a 7.3 percent decrease in sales (8.5 percent excluding currency impact) in the Asia Pacific end market.

•	Interest expense was $13.2 million, a decrease of $3.4 million compared to $16.6 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was (4.3) percent for the six months ended June 30, 2014, compared to 27.8 percent for the six months ended June 30, 2013. The effective tax rate was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, intra-period tax allocation and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•
Libbey reported that it had available capacity of $79.7 million under its ABL credit facility as of June 30, 2014, with $7.0 million in loans currently outstanding. The Company also had cash on hand of $23.2 million at June 30, 2014.

•
As of June 30, 2014, working capital, defined as inventories and accounts receivable less accounts payable, was $207.9 million, compared to $208.1 million at June 30, 2013. Despite sales increases of 6.5 percent during the quarter, working capital decreased $0.2 million, compared to the prior year, as the result of higher accounts payable mostly offset by higher accounts receivable and higher inventories.

Sherry Buck, chief financial officer, added: "In addition to the strong sales performance that we achieved during the second quarter, we believe the actions we have taken to strengthen our balance sheet positions us well to compete in this dynamic market environment. We will continue to realize lower interest expense going forward as a result of the $440 million senior secured credit facility, which, based on current interest rates, is expected to generate over $10 million in annual interest expense savings."

Libbey Expands Premium Dinnerware Offering

The Company also confirmed its announcement that Libbey will become the exclusive foodservice distributor of Schönwald dinnerware products to the U.S. and Canada, effective January 1, 2015.

Through this exclusive agreement, Libbey will be offering new premium dinnerware choices for U.S. and Canadian foodservice customers. "Schönwald is one of the world’s leading providers of high-end porcelain for foodservice. This agreement directly supports our strategic goal to further grow our business in the foodservice industry. We are extremely pleased that Schönwald will be joining the Libbey family," said Streeter. "These new choices for dinnerware, in combination with our Spiegelau and Nachtmann partnership, dramatically extend our high quality

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premium offerings. When added to the hundreds of new products we have introduced this year, it provides our foodservice customers with the broadest tabletop choices available in the U.S. and Canada.”

Webcast Information

Libbey will hold a conference call for investors on Thursday, July 31, 2014, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 14 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2013, Libbey Inc.'s net sales totaled $818.8 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 12, 2014. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release,

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and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended June 30,
	2014	2013

Net sales	$223,536	$209,904
Freight billed to customers	893	771
Total revenues	224,429	210,675
Cost of sales (1)	164,162	153,213
Gross profit	60,267	57,462
Selling, general and administrative expenses (1)	30,726	29,635
Special charges (1)	—	(85)
Income from operations	29,541	27,912
Loss on redemption of debt (1)	(47,191)	(2,518)
Other income	322	51
(Loss) earnings before interest and income taxes	(17,328)	25,445
Interest expense	5,486	8,126
(Loss) income before income taxes	(22,814)	17,319
Provision for income taxes (1)	2,354	4,883
Net (loss) income	$(25,168)	$12,436

Net (loss) income per share:
Basic	$(1.16)	$0.58
Diluted	$(1.16)	$0.57

Weighted average shares:
Outstanding	21,673	21,289
Diluted	21,673	21,943

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Six months ended June 30,
	2014	2013

Net sales	$405,117	$393,380
Freight billed to customers	1,707	1,523
Total revenues	406,824	394,903
Cost of sales (1)	314,218	295,209
Gross profit	92,606	99,694
Selling, general and administrative expenses (1)	59,604	56,032
Special charges (1)	—	4,229
Income from operations	33,002	39,433
Loss on redemption of debt (1)	(47,191)	(2,518)
Other expense	—	(384)
(Loss) earnings before interest and income taxes	(14,189)	36,531
Interest expense	13,187	16,561
(Loss) income before income taxes	(27,376)	19,970
Provision for income taxes (1)	1,176	5,545
Net (loss) income	$(28,552)	$14,425

Net (loss) income per share:
Basic	$(1.32)	$0.68
Diluted	$(1.32)	$0.66

Weighted average shares:
Outstanding	21,600	21,202
Diluted	21,600	21,707

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS:
Cash and cash equivalents	$23,209	$42,208
Accounts receivable — net	106,345	94,549
Inventories — net	182,100	163,121
Other current assets	34,920	24,838
Total current assets	346,574	324,716

Pension asset	34,481	33,615
Goodwill and purchased intangibles — net	186,130	186,704
Property, plant and equipment — net	265,790	265,662
Other assets	16,729	19,293
Total assets	$849,704	$829,990

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$80,546	$79,620
Accrued liabilities	75,741	73,821
Pension liability (current portion)	3,135	3,161
Non-pension postretirement benefits (current portion)	4,758	4,758
Other current liabilities	—	1,374
Long-term debt due within one year	9,761	5,391
Total current liabilities	173,941	168,125

Long-term debt	446,179	406,512
Pension liability	39,083	40,033
Non-pension postretirement benefits	58,849	59,065
Other liabilities	23,395	25,446
Total liabilities	741,447	699,181

Common stock and capital in excess of par value	327,794	323,580
Retained deficit	(148,163)	(119,611)
Accumulated other comprehensive loss	(71,374)	(73,160)
Total shareholders’ equity	108,257	130,809
Total liabilities and shareholders’ equity	$849,704	$829,990

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended June 30,
	2014	2013

Operating activities:
Net (loss) income	$(25,168)	$12,436
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,592	11,623
Loss on asset sales and disposals	17	31
Change in accounts receivable	(19,481)	(4,836)
Change in inventories	(8,168)	(7,857)
Change in accounts payable	6,667	1,428
Accrued interest and amortization of discounts and finance fees	(5,911)	(7,521)
Call premium on senior notes	37,348	1,350
Write-off of finance fees on senior notes	9,086	1,168
Pension & non-pension postretirement benefits	1,397	1,504
Restructuring	(46)	(659)
Accrued liabilities & prepaid expenses	4,647	(793)
Income taxes	(770)	(2,553)
Share-based compensation expense	1,634	1,485
Other operating activities	(1,491)	2,579
Net cash provided by operating activities	10,353	9,385

Investing activities:
Additions to property, plant and equipment	(11,934)	(10,889)
Proceeds from asset sales and other	—	4
Net cash used in investing activities	(11,934)	(10,885)

Financing activities:
Borrowings on ABL credit facility	21,300	30,400
Repayments on ABL credit facility	(14,300)	(20,600)
Other repayments	(65)	(55)
Other borrowings	1,964	—
Payments on 6.875% senior notes	(405,000)	(45,000)
Proceeds from Term Loan B	438,900	—
Call premium on senior notes	(37,348)	(1,350)
Stock options exercised	1,786	2,511
Debt issuance costs and other	(6,868)	—
Net cash provided by (used in) financing activities	369	(34,094)

Effect of exchange rate fluctuations on cash	(52)	189
Decrease in cash	(1,264)	(35,405)

Cash & cash equivalents at beginning of period	24,473	45,949
Cash & cash equivalents at end of period	$23,209	$10,544

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six months ended June 30,
	2014	2013

Operating activities:
Net (loss) income	$(28,552)	$14,425
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	21,268	22,397
Loss on asset sales and disposals	13	33
Change in accounts receivable	(16,399)	(10,879)
Change in inventories	(19,363)	(18,492)
Change in accounts payable	1,352	(6,317)
Accrued interest and amortization of discounts and finance fees	1,345	610
Call premium on senior notes	37,348	1,350
Write-off of finance fees on senior notes	9,086	1,168
Pension & non-pension postretirement benefits	2,769	5,204
Restructuring	(289)	3,655
Accrued liabilities & prepaid expenses	(7,722)	(16,585)
Income taxes	(3,923)	(4,179)
Share-based compensation expense	2,637	2,309
Other operating activities	(1,586)	2,006
Net cash used in operating activities	(2,016)	(3,295)

Investing activities:
Additions to property, plant and equipment	(21,835)	(19,771)
Proceeds from furnace malfunction insurance recovery	4,346	—
Proceeds from asset sales and other	4	8
Net cash used in investing activities	(17,485)	(19,763)

Financing activities:
Borrowings on ABL credit facility	21,300	30,400
Repayments on ABL credit facility	(14,300)	(20,600)
Other repayments	(115)	(114)
Other borrowings	1,964	—
Payments on 6.875% senior notes	(405,000)	(45,000)
Proceeds from Term Loan B	438,900	—
Call premium on senior notes	(37,348)	(1,350)
Stock options exercised	2,122	3,048
Debt issuance costs and other	(6,868)	—
Net cash provided by (used in) financing activities	655	(33,616)

Effect of exchange rate fluctuations on cash	(153)	10
Decrease in cash	(18,999)	(56,664)

Cash & cash equivalents at beginning of period	42,208	67,208
Cash & cash equivalents at end of period	$23,209	$10,544

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4, 5 and 6 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended June 30,
	2014			2013
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$223,536	$—	$223,536	$209,904	$—	$209,904
Freight billed to customers	893	—	893	771	—	771
Total revenues	224,429	—	224,429	210,675	—	210,675
Cost of sales	164,162	576	163,586	153,213	1,133	152,080
Gross profit	60,267	(576)	60,843	57,462	(1,133)	58,595
Selling, general and administrative expenses	30,726	—	30,726	29,635	2,496	27,139
Special charges	—	—	—	(85)	(85)	—
Income from operations	29,541	(576)	30,117	27,912	(3,544)	31,456
Loss on redemption of debt	(47,191)	(47,191)	—	(2,518)	(2,518)	—
Other income	322	—	322	51	—	51
(Loss) earnings before interest and income taxes	(17,328)	(47,767)	30,439	25,445	(6,062)	31,507
Interest expense	5,486	—	5,486	8,126	—	8,126
(Loss) income before income taxes	(22,814)	(47,767)	24,953	17,319	(6,062)	23,381
Provision for income taxes	2,354	—	2,354	4,883	(58)	4,941
Net (loss) income	$(25,168)	$(47,767)	$22,599	$12,436	$(6,004)	$18,440

Net (loss) income per share:
Basic	$(1.16)	$(2.20)	$1.04	$0.58	$(0.28)	$0.87
Diluted	$(1.16)	$(2.20)	$1.02	$0.57	$(0.27)	$0.84

Weighted average shares:
Outstanding	21,673		21,673	21,289
Diluted	21,673		22,164	21,943

	Three months ended June 30, 2014			Three months ended June 30, 2013
Special Items Detail - (Income) Expense:	Debt Costs(1)	Furnace Malfunction(2)	Total Special Items	Restructuring Charges (3)	Pension Settlement	Abandoned Property	Debt Costs(1)	Total Special Items
Cost of sales	$—	$576	$576	$1,133	$—	$—	$—	$1,133
SG&A	—	—	—	—	715	1,781	—	2,496
Special charges	—	—	—	(85)	—	—	—	(85)
Loss on redemption of debt	47,191	—	47,191	—	—	—	2,518	2,518
Income taxes	—	—	—	352	(58)	(146)	(206)	(58)
Total Special Items	$47,191	$576	$47,767	$1,400	$657	$1,635	$2,312	$6,004

(1) Debt costs for the three months ended June 2014 include the write-off of unamortized finance fees and call premium payments on the $405.0 million senior notes redeemed in April and May 2014, and the write-off of the debt carrying value adjustment related to the termination of the $45.0 million interest rate swap. Debt costs for the three months ended June 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013.
(2) Furnace malfunction relates to loss of production at our Toledo, Ohio, manufacturing facility.
(3) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Year
(dollars in thousands, except per-share amounts)
(unaudited)
	Six months ended June 30,
	2014			2013
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$405,117	$—	$405,117	$393,380	$—	$393,380
Freight billed to customers	1,707	—	1,707	1,523	—	1,523
Total revenues	406,824	—	406,824	394,903	—	394,903
Cost of sales	314,218	6,867	307,351	295,209	1,699	293,510
Gross profit	92,606	(6,867)	99,473	99,694	(1,699)	101,393
Selling, general and administrative expenses	59,604	—	59,604	56,032	2,496	53,536
Special charges	—	—	—	4,229	4,229	—
Income from operations	33,002	(6,867)	39,869	39,433	(8,424)	47,857
Loss on redemption of debt	(47,191)	(47,191)	—	(2,518)	(2,518)	—
Other expense	—	—	—	(384)	—	(384)
(Loss) earnings before interest and income taxes	(14,189)	(54,058)	39,869	36,531	(10,942)	47,473
Interest expense	13,187	—	13,187	16,561	—	16,561
(Loss) income before income taxes	(27,376)	(54,058)	26,682	19,970	(10,942)	30,912
Provision for income taxes	1,176	(341)	1,517	5,545	(895)	6,440
Net (loss) income	$(28,552)	$(53,717)	$25,165	$14,425	$(10,047)	$24,472

Net (loss) income per share:
Basic	$(1.32)	$(2.49)	$1.17	$0.68	$(0.47)	$1.15
Diluted	$(1.32)	$(2.49)	$1.14	$0.66	$(0.46)	$1.13

Weighted average shares:
Outstanding	21,600		21,600	21,202
Diluted	21,600		22,066	21,707

	Six months ended June 30, 2014				Six months ended June 30, 2013
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Debt Costs(2)	Furnace Malfunction(3)	Total Special Items	Restructuring Charge(1)	Abandoned Property	Pension Settlement	Debt Costs(2)	Total Special Items
Cost of sales	$985	$—	$5,882	$6,867	$1,699	$—	$—	$—	$1,699
SG&A	—		—	—	—	1,781	715	—	2,496
Special charges	—	—	—	—	4,229	—	—	—	4,229
Loss on redemption of debt	—	47,191	—	47,191	—	—	—	2,518	2,518
Income taxes	(296)	—	(45)	(341)	(485)	(146)	(58)	(206)	(895)
Total Special Items	$689	$47,191	$5,837	$53,717	$5,443	$1,635	$657	$2,312	$10,047

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Debt costs for the six months ended June 2014 include the write-off of unamortized finance fees and call premium payments on the $405.0 million senior notes redeemed in April and May 2014, and the write-off of the debt carrying value adjustment related to the termination of the $45.0 million interest rate swap. Debt costs for the six months ended June 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013.
(3) Furnace malfunction relates to loss of production at our Toledo, Ohio, manufacturing facility.

Table 3
Reconciliation of Net (Loss) Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reported net (loss) income	$(25,168)	$12,436	$(28,552)	$14,425
Add:
Interest expense	5,486	8,126	13,187	16,561
Provision for income taxes	2,354	4,883	1,176	5,545
Depreciation and amortization	10,592	11,623	21,268	22,397
EBITDA	(6,736)	37,068	7,079	58,928
Add: Special items before interest and taxes	47,767	6,062	54,058	10,942
Less: Depreciation expense included in special items and also in depreciation and amortization above	—	(1,133)	—	(1,699)
Adjusted EBITDA	$41,031	$41,997	$61,137	$68,171

Table 4
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$10,353	$9,385	$(2,016)	$(3,295)
Capital expenditures	(11,934)	(10,889)	(21,835)	(19,771)
Proceeds from furnace malfunction insurance recovery	—	—	4,346	—
Proceeds from asset sales and other	—	4	4	8
Free Cash Flow	$(1,581)	$(1,500)	$(19,501)	$(23,058)

Table 5
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	June 30, 2014	June 30, 2013	December 31, 2013
Add:
Accounts receivable	$106,345	$91,482	$94,549
Inventories	182,100	175,911	163,121
Less: Accounts payable	80,546	59,309	79,620
Less: Receivable on furnace malfunction insurance claim	—	—	5,000
Working Capital	$207,899	$208,084	$173,050

Table 6
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net Sales:
Americas (1)	$154,450	$141,815	$276,375	$265,350
EMEA (2)	39,331	37,981	73,729	72,223
U.S. Sourcing (3)	21,396	21,196	39,130	38,680
Other (4)	8,359	8,912	15,883	17,127
Consolidated	$223,536	$209,904	$405,117	$393,380

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
Americas (1)	$32,986	$33,123	$47,975	$51,925
EMEA (2)	1,910	691	2,163	(671)
U.S. Sourcing (3)	2,301	3,578	3,169	5,119
Other (4)	869	829	1,314	3,114
Segment EBIT	$38,066	$38,221	$54,621	$59,487

Reconciliation of Segment EBIT to Net (Loss) Income:
Segment EBIT	$38,066	$38,221	$54,621	$59,487
Retained corporate costs (6)	(7,627)	(6,714)	(14,752)	(12,014)
Consolidated Adjusted EBIT	30,439	31,507	39,869	47,473
Loss on redemption of debt	(47,191)	(2,518)	(47,191)	(2,518)
Pension settlement and curtailment	—	(715)	—	(715)
Furnace malfunction	(576)	—	(5,882)	—
Restructuring charges	—	(1,048)	(985)	(5,928)
Abandoned property	—	(1,781)	—	(1,781)
Special items before interest and taxes	(47,767)	(6,062)	(54,058)	(10,942)
Interest expense	(5,486)	(8,126)	(13,187)	(16,561)
Income taxes	(2,354)	(4,883)	(1,176)	(5,545)
Net (loss) income	$(25,168)	$12,436	$(28,552)	$14,425

Depreciation & Amortization:
Americas (1)	$5,851	$7,321	$11,810	$13,849
EMEA (2)	2,738	2,507	5,364	4,993
U.S. Sourcing (3)	7	9	14	18
Other (4)	1,628	1,398	3,272	2,772
Corporate	368	388	808	765
Consolidated	$10,592	$11,623	$21,268	$22,397
(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Europe, the Middle East and Africa.
(3) U.S. Sourcing—includes U.S. sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.